UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2011

LIFE NUTRITION PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Commission file number 001-34274

Delaware	42-1743717
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

c/o 30A Vreeland Road, Suite 230 Florham Park, New Jersey	07932
(Address of principal executive offices)	(Zip Code)

Registrant’s  telephone number, including area code:  (973) 443-0600

121 Monmouth Street, Suite A
Red Bank, New Jersey 07701
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ ☐ ☐ ☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

(a)           Effective as of May 10, 2011, Life Nutrition Products, Inc. (the “Company”) dismissed Friedman, LLP as the principal independent accountants of the Company.  The decision to dismiss Friedman, LLP as the Company’s principal independent accountants was approved by the Company’s Board of Directors.

The reports of Friedman, LLP on the Company’s financial statements for either the past two years did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles, except that Friedman, LLP’s opinion on the financial statements for the years ended December 31, 2010 and 2009 included an explanatory paragraph describing substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and any subsequent interim period preceding the date hereof, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the Company’s two most recent fiscal years and any subsequent interim period preceding the date hereof, there were no reportable events as defined in Item 304(a)(1)(v) of  Regulation S-K.

The Company has requested Friedman, LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements.  A copy of that letter, dated May 12, 2011, is filed as Exhibit 16.1 to this Form 8-K.

(b)           Effective as of May 10, 2011, the Company engaged Rosenberg Rich Baker Berman & Company (“RRBB”), as its principal independent accountants to audit the financial statements of the Company for the year ended December 31, 2011.  The decision to engage RRBB as the Company’s principal independent accountants was approved by the Company’s Board of Directors.

During the two most recent fiscal years and any subsequent period prior to engaging RRBB, the Company has not consulted with RRBB regarding either: (i) application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that RRBB concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions) or reportable event (as defined in Regulation S-K, Item 304(a)(1)(v)).

Item 5.01   Changes in Control of Registrant.

Reference is made to the Current Report on Form 8-K filed on September 8, 2010 by the Company which reported the signing of a Share Exchange Agreement (the “Share Exchange Agreement”) by the Company with Conqueror Group Limited, a Hong Kong corporation (“Conqueror”) and Acumen Charm Ltd., a British Virgin Islands corporation (the “Conqueror Shareholder”), pursuant to which at the closing of the transaction contemplated in the Share Exchange Agreement (the “Transaction”), the Company will acquire 100% of the issued and outstanding capital stock of Conqueror from the Conqueror Shareholder, making Conqueror a wholly-owned subsidiary of the Company.

On November 17, 2010, the parties entered into a First Amendment to the Share Exchange Agreement (the “First Amendment”) which, among other things, provided that 1,004,900 shares shall be redeemed by the Company contemporaneously with the execution of the First Amendment at an aggregate redemption price of $55,270 (the “Group B Redemption Price”) and 12,782,900 shares shall be redeemed by the Company at or before the closing at an aggregate redemption price of $49,731 (the “Group C Redemption Price”) pursuant to mutually acceptable and duly executed redemption agreements.

Contemporaneously with the execution of the First Amendment, Conqueror loaned the Company the principal amount of $55,270 in exchange for which the Company delivered a promissory note to Conqueror which proceeds were used to pay the Group B Redemption Price.  The First Amendment further provided that at or before the closing, Conqueror shall loan the Company the principal amount of $49,731 which shall be paid from the funds remaining in escrow (the “Remaining Escrow Funds”) pursuant to the Escrow Agreement dated as of August 13, 2010, as amended on August 30, 2010, by and among Conqueror, the Company and Cyruli Shanks Hart & Zizmor LLP, in exchange for which the Company shall deliver a promissory note to Conqueror which proceeds shall be used to pay the Group C Redemption Price.

The First Amendment also provided that in the event that the closing does not occur for any reason on or before January 31, 2011, then, among other things, the Remaining Escrow Funds shall be paid to the Company and used to promptly redeem 12,782,900 shares as provided therein at the Group C Redemption Price, and the then officers and directors of the Company shall resign with immediate effect and appoint such persons as designated by Conqueror as officers and directors.

The Closing was to transpire on or before January 31, 2011 but, as of the date hereof, has not occurred.  As a result, on May 11, 2011, and in accordance with the terms of the First Amendment, the Remaining Escrow Funds were paid to the Company and were used to redeem 12,782,900 shares at the Group C Redemption Price and the Company delivered a promissory note to Conqueror in the principal amount of $49,731.  In addition, as of May 11, 2011, Michael M. Salerno, the Company’s sole officer and director, resigned as an officer and director of the Company, and appointed Chu Zhanjun and Li Gang as directors, and Chu Zhanjun as President, Chief Executive Officer and Principal Financial Officer of the Company, each a designee of Conqueror.

As a result, a change in control has occurred, due to the resignation of Mr. Salerno as sole officer and director, appointment of Mr. Zhanjun as President, Chief Executive Officer and Principal Financial Officer of the Company, and appointment of Mr. Zhanjun and Mr. Gang as directors which appointments as directors shall be effective immediately following expiration of the 10 day statutory notice period required in accordance with the rules promulgated under Section 14f of the Securities Exchange Act of 1934, as amended, following filing/mailing to Company shareholders of an appropriately prepared information statement on Schedule 14f-1.

As of the date hereof, the Company does not expect that the transaction contemplated by the Share Exchange Agreement will be completed at any time in future.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.01 of this report, as of May 11, 2011, Michael M. Salerno, the Company’s sole officer and director, resigned as an officer and director of the Company, and appointed Chu Zhanjun and Li Gang as directors, and Chu Zhanjun as President, Chief Executive Officer and Principal Financial Officer of the Company, each a designee of Conqueror.  The appointments as directors shall be effective immediately following expiration of the 10 day statutory notice period required in accordance with the rules promulgated under Section 14f of the Securities Exchange Act of 1934, as amended, following filing/mailing to Company shareholders of an appropriately prepared information statement on Schedule 14f-1.

Chu Zhanjun (age 40), President, Chief Executive Officer, Principal Financial Officer and a director of the Company, has since 2008 managed Dalian Kaida Venture Capital in China as the Executive of Administration, whose duties cover: organizing significant events and activities related to company’s administrative affairs; directing logistic division to create a sound working environment; and leading crews, on a regular basis, to review functional responsibilities so that they may timely spot problems and thus make corrections.  From 2001 to 2007, he was co-manager general of Solar Group-Dalian Hi-Tech Corporation, assisting manager general to form strategies related to company development, business and operations; streamline in-house governance; stipulate rules regarding corporate structure, management system, business morals and the like; and oversee the execution of plans and strategies.   From 1994 to 1996, he held the position as the Manager of Planning Department of Solar Town Hotel, in Jiamusi City, Heilongjiang Province, and later was promoted and worked as the Director of this department until 2000. His responsibilities comprised developing company’s strategic plan, brand strategies and marketing. He attended Heilongjiang Business School from year 1989 to 1993 and obtained his bachelor degree of business management.

Li Gang (age 32), director of the Company, has since 2010 been employed by Dalian Kaida Venture Capital as the Manager General of Office Administration, whose duties include: receiving and entertaining important guests to the company; responding to important, administration-related correspondences; organizing regular examinations related to fire protection and security, thus creating a safe working environment; dealing matters in field of laws and enforcing guidelines and inspections in connection with confidential issues; smoothing in-house cooperation and settling the disputes arising; overseeing the execution of company’s management model, soliciting /analyzing feedbacks and making reports to manager general; securing full knowledge of company’s internal operations and making reports to manager general if necessary; and forging cooperative liaisons with external bodies on behalf of the company.  From 2006 to 2009, he was the Director of Office Administration of Solar Group, and from 2002 to 2005, he was the Manager of Information Department of Solar Group-Dalian Hi-Tech Corporation.  Mr. Gang attended Heilongjiang Jiamusi University from year 1997 to 2001 and obtained his bachelor degree of computer.

There are no family relationships of any kind among our directors, executive officers, or persons nominated or chosen by us to become directors.

Other than as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings between either Chu Zhanjun and Li Gang and any other person pursuant to which Chu Zhanjun or Li Gang was selected as a director or officer, as the case may be, and there have not been any past transactions, nor are there any currently proposed transactions, between the Company, on the one hand, and Chu Zhanjun or Li Gang, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01   Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

Exhibits:

16.1           Letter of Friedman, LLP, dated  May 12, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE NUTRITION PRODUCTS, INC. (Registrant)

Dated: May 12, 2011	By:	/s/ Chu Zhanjun
Chu Zhanjun,
Chief Executive Officer and President

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